As filed with the Securities and Exchange Commission on August 23, 2010.
                                     Registration Statement No. 333-158240

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NORFOLK SOUTHERN
CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	52 - 1188014
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Three Commercial Place
Norfolk Virginia 23510
(757) 629-2600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

James A. Hixon, Esq.
Norfolk Southern Corporation
Three Commercial Place
Norfolk, Virginia 23510
(757) 629-2600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David J. Goldschmidt, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ __________

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S−3 (File No. 333- 158240) of Norfolk Southern Corporation  is being filed solely to amend the Exhibits list in Item 16 of Part II of the Registration Statement and to file revised and additional exhibits. Because Norfolk Southern Corporation may offer debt securities pursuant to an existing Indenture dated as of January 15, 1991, such Indenture is being filed with this Post-Effective Amendment.  This Post-Effective Amendment No. 1 does not modify any provision of the Prospectus constituting Part I or Items 14, 15 or 17 of Part II of the Registration Statement. Accordingly, the Prospectus and those Items of Part II have not been included in this Post Effective Amendment No. 1.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. List of Exhibits.
The Exhibits to this registration statement are listed in the Index to Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, on August 23, 2010.

NORFOLK SOUTHERN CORPORATION

By:	/s/ Charles W. Moorman
Name:	Charles W. Moorman
Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on this 23rd day of August 2010 by the following persons on behalf of Norfolk Southern Corporation in the capacities indicated.

Signature	Title

/s/ Charles W. Moorman	Chairman, President and Chief Executive Officer (Principal Executive Officer)
Charles W. Moorman

/s/ James A. Squires	Executive Vice President Finance and Chief Financial Officer (Principal Financial Officer)
James A. Squires

/s/ C. H. Allison, Jr.	Vice President and Controller (Principal Accounting Officer)
C. H. Allison, Jr.

*	Director
Gerald L. Baliles

*	Director
Thomas J. Bell, Jr.

*	Director
Daniel A. Carp

*	Director
Gene R. Carter

*	Director
Alston D. Correll

*	Director
Landon Hilliard

*	Director
Karen N. Horn

*	Director
Burton M. Joyce

*	Director
Steven F. Leer

*	Director
Michael D. Lockhart

*	Director
J. Paul Reason

*By:

/s/ James A. Squires
James A. Squires Attorney-in-Fact

EXHIBIT INDEX

Some of the agreements included as exhibits to this prospectus and prospectus supplement (whether incorporated by reference to earlier filings or otherwise) may contain representations and warranties, recitals or other statements that appear to be statements of fact. These agreements are included solely to provide investors with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. Representations and warranties, recitals, and other common disclosure provisions have been included in the agreements solely for the benefit of the other parties to the applicable agreements and often are used as a means of allocating risk among the parties. Accordingly, such statements (i) should not be treated as categorical statements of fact; (ii) may be qualified by disclosures that were made to the other parties in connection with the negotiation of the applicable agreements, which disclosures are not necessarily reflected in the agreement or included as exhibits hereto; (iii) may apply standards of materiality in a way that is different from what may be viewed as material by or to investors in or lenders to us; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, representations and warranties, recitals or other disclosures contained in agreements may not describe the actual state of affairs as of the date they were made or at any other time and should not be relied on by any person other than the parties thereto in accordance with their terms. Additional information about us may be found in this prospectus and prospectus supplement and Norfolk Southern’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit No.	Description of Exhibits
1.1	Form of Underwriting Agreement for debt securities to be filed as an exhibit to a Current Report of Norfolk Southern on Form 8-K and incorporated by reference herein.
1.2	Form of Underwriting Agreement for preferred stock to be filed as an exhibit to a Current Report of Norfolk Southern on Form 8-K and incorporated by reference herein.
1.3	Form of Underwriting Agreement for common stock to be filed as an exhibit to a Current Report of Norfolk Southern on Form 8-K and incorporated by reference herein.
4.1*	Form of Senior Indenture between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee.
4.2*	Form of Subordinated Indenture between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee.
4.3
Form of Senior Note with respect to each particular series of Senior Note issued hereunder to be filed as an exhibit to a Current Report of Norfolk Southern on Form 8-K and incorporated by reference herein.

4.4
Form of Subordinated Note with respect to each particular series of Subordinated Note issued hereunder to be filed as an exhibit to a Current Report of Norfolk Southern on Form 8-K and incorporated by reference herein.

4.5
Form of Certificate of Amendment with respect to any preferred stock issued hereunder to be filed as an exhibit to a Current Report of Norfolk Southern on Form 8-K and incorporated by reference herein.

4.6	Form of Warrant Agreement to be filed as an exhibit to a Current Report of Norfolk Southern on Form 8-K and incorporated by reference herein.

Exhibit No.	Description of Exhibits
4.7	Form of Warrant Certificate to be filed as an exhibit to a Current Report of Norfolk Southern on Form 8-K and incorporated by reference herein.
4.8	Form of Depositary Agreement to be filed as an exhibit to a Current Report of Norfolk Southern on Form 8-K and incorporated by reference herein.
4.9	Form of Depositary Receipt to be filed as an exhibit to a Current Report of Norfolk Southern on Form 8-K and incorporated by reference herein.
4.10
Purchase Contract Agreement setting forth Stock Purchase Contracts and Stock Purchase Units to be filed as an exhibit to a Current Report of Norfolk Southern on Form 8-K and incorporated by reference herein.

4.11**
Indenture, dated as of January 15, 1991, from Norfolk Southern Corporation to First Trust of New York, National Association (now known as U.S. Bank Trust National Association), as successor Trustee to Morgan Guaranty Trust Company of New York (the "1991 Indenture").

4.12
First Supplemental Indenture, dated May 19, 1997, between Norfolk Southern Corporation and First Trust of New York, National Association, as Trustee, is incorporated herein by reference to Exhibit 1.1(d) to Norfolk Southern Corporation's Form 8-K filed on May 21, 1997.

4.13
Second Supplemental Indenture, dated April 26, 1999, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, is incorporated herein by reference to Exhibit 1.1(c) to Norfolk Southern Corporation's Form 8-K filed on April, 30, 1999.

4.14
Third Supplemental Indenture, dated May 23, 2000, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, is incorporated herein by reference to Exhibit 4.1 to Norfolk Southern Corporation's Form 8-K filed on May 25, 2000.

4.15
Fourth Supplemental Indenture, dated as of February 6, 2001, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, is incorporated herein by reference to Exhibit 4.1 to Norfolk Southern Corporation's Form 8-K filed on February 7, 2001.

4.16
Sixth Supplemental Indenture, dated as of April 30, 2002, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, is incorporated herein by reference to Exhibit 4.1 to Norfolk Southern Corporation's Form 8-K filed on May 1, 2002.

4.17
Eighth Supplemental Indenture, dated as of September 17, 2004, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, is incorporated herein by reference to Exhibit 4.1 to Norfolk Southern Corporation's Form 8-K filed on September 23, 2004.

4.20
Ninth Supplemental Indenture, dated as of March 11, 2005, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, is incorporated herein by reference to Exhibit 4.1 to Norfolk Southern Corporation's Form 8-K filed on March 15, 2005.

4.21
Tenth Supplemental Indenture, dated as of May 17, 2005, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, is incorporated herein by reference to Exhibit 99.1 to Norfolk Southern Corporation's Form 8-K filed on May 18, 2005.

4.22
Eleventh Supplemental Indenture, dated as of May 17, 2005, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee, is incorporated herein by reference to Exhibit 99.2 to Norfolk Southern Corporation's Form 8-K filed on May 18, 2005.

5.1**	Opinion of William A. Galanko, Esq.
5.2**	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
12**	Statement Re: Computation of Ratio of Earnings to Fixed Charges.

Exhibit No.	Description of Exhibits
23.1**	Consent of KPMG LLP, independent auditors.
23.2	Consent of William A. Galanko (included in Exhibit 5.1).
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2).
24	Power of Attorney (included on the signature page to the Registration Statement).
25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust National Association, with respect to the senior indenture.
25.2*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust National Association, with respect to the subordinated indenture.
25.3**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust National Association, with respect to the 1991 Indenture.

*Previously filed with the Registration Statement.
** Filed herewith.